                                                                 Exhibit 99.1


  NEWS RELEASE

                           FOR:        Marisa Christina, Incorporated

                           CONTACT:    Michael Lerner
                                       Chairman and Chief Executive Officer
                                       (212) 221-5770
                                       S. E. Melvin Hecht
                                       Vice-Chairman and Chief Financial Officer
                                       (201) 758-9800

FOR IMMEDIATE RELEASE

MARISA CHRISTINA REPORTS FIRST QUARTER 2005 RESULTS

     New York, New York, May 13, 2005 -- Marisa Christina, Incorporated (OTC:
MRSA) today reported results for the first quarter ended March 31, 2005.

     Net sales for the 2005 first quarter were $4.9 million compared with $5.6 million in the first quarter of 2004, a 13.4% decrease, primarily as a result of lower sales to department stores.

     Gross profit was the same, $1.4 million for the first quarter of 2005 and 2004. Gross profit as a percent of net sales increased from 25.3% in the first quarter of 2004 to 29.0% in the first quarter of 2005. Operating expenses were the same, $1.8 million for the first quarter of 2005 and 2004.

     The first quarter of 2005 showed a loss before income tax benefit of $375 thousand compared to a loss of $384 thousand in the first quarter of 2004.

     Marisa Christina, Inc. designs, manufactures, sources and markets a broad line of high quality "better" clothing for women. The Marisa Christina label includes sweaters characterized by classic, timeless styling and unique details.

     Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, risks associated with the success of future advertising and marketing programs, the receipt and timing of future customer orders, price pressures and other competitive factors and a softening of retailer or consumer acceptance of the Company's products leading to a decrease in anticipated revenues and gross profit margins. Those and other risks are described in the Company's filings with the Securities and Exchange Commission (SEC), copies of which are available from the SEC or may be obtained upon request from the Company.

                             -Financial Table Follows-
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                 MARISA CHRISTINA, INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    Three Months Ended
                                                         March 31,
                                                 ---------------------------
                                                   2005               2004
                                                 --------           --------
Net sales                                        $  4,867           $  5,621

Cost of goods sold                                  3,457              4,199
                                                 --------           --------

     Gross profit                                   1,410              1,422

Selling, general and administrative expenses        1,809              1,848
                                                 --------           --------

     Operating loss                                  (399)              (426)

Interest income, net                                   23                  8
Other income, net                                       1                 34
                                                 --------           --------

     Loss before income tax benefit                  (375)              (384)

Income tax benefit                                      0               (108)
                                                 --------           --------

         Net loss                                $   (375)          $   (276)
                                                 ========           ========


Basic and diluted net loss per
   weighted average common share                 $  (0.05)          $  (0.04)
                                                 ========           ========

Basic and diluted weighted average
   common shares outstanding                        7,295              7,295
                                                 ========           ========